EXHIBIT 10.49


                      LOAN AND NOTE MODIFICATION AGREEMENT
                    ----------------------------------------


         THIS LOAN AND NOTE MODIFICATION AGREEMENT (this "Agreement") dated effective the __ day of September, 2002, between Boca First Capital LLLP, a Florida limited liability limited partnership (the "Lender"), Capitol
Communities Corporation, a Nevada corporation ("Borrower"), and Capitol Development of Arkansas, Inc., an Arkansas corporation (referred to as "CDA" or "Mortgagor"), a wholly owned subsidiary of Borrower.

         A. Borrower entered into a Business Loan Agreement with Lender dated April 26, 2002 (the "Loan Agreement"), pursuant to which Lender Agreed to loan to Borrower and Borrower agreed to repay any money borrowed of up to $3,000,000.00 from Lender, and Borrower executed a Note in favor of Lender dated April 26, 2002 (the "Note"), evidencing such obligation to repay and Borrower granted to Lender a security interest in all of the outstanding 1,000 shares of stock of the Mortgagor (the "Shares") to secure such debt. The terms of the Note were modified by a Note Modification Agreement executed by Borrower and Lender effective May 15, 2002 (the "Modification Agreement").

         B. Borrower desires now to modify the terms of the Loan Agreement and Note and execute this Agreement to evidence such modification and Lender has agreed to certain modification of the terms of the Loan Agreement and Note.

         C. Borrower has requested Lender increase the line of credit from $3,000,000.00 to $4,000,000.00 and Lender has agreed to the loan increase; subject to additional collateral being pledged or assigned to secure payment thereof and extend the maturity date one year.

         D. Borrower has agreed it shall cause the Mortgagor, to grant to Lender a mortgage in certain real property which described on Schedule "A" (consisting of four (4) pages), affixed hereto and by this reference made a part hereof, LESS AND EXCEPT the lands described on Schedule "B" (consisting of one (1) page), affixed hereto and by this reference made a part hereof (the "Real Property"), pursuant to the terms of that Mortgage which is marked Exhibit "C", affixed hereto and by this reference made a part hereof (the "Mortgage").

         E. Borrower has agreed it shall cause CDA to pledge its 35.16% membership interest in TradeArk Properties, ("TradeArk Interest") a Michigan limited liability company to Lender.

         E. Borrower has agreed it shall cause CDA to pledge its rights and interest in two (2) promissory notes executed by West Maumelle Limited
Partnership, an Arkansas limited partnership in the amounts of $1,070,000.00 (and modified September 22, 2002) and $1,000.000.00 due respectively October 31, 2002, and March 26, 2005 (the "Maumelle Notes").

         NOW, THEREFORE, for good and valuable consideration be it agreed by and between Lender, Borrower and CDA as follows:

         1. Lender and Borrower agree to increase the line of credit from $3,000,000.00 to $4,000,000.00 and to extend the maturity date from November 1, 2003 to November 1, 2004.

         2. The Mortgagor and Borrower hereby deliver to Lender the Mortgage and thereby grant to Lender a security interest in the Real Property to secure the payment of the obligations due to Lender from Borrower pursuant to the Note, the Modification Agreement, the Loan Agreement and the Mortgage. Promptly following the execution of this Agreement, Borrower shall provide to Lender a paid ALTA Loan Policy in the amount of $4,000,000.00 insuring to Lender that the Mortgage constitutes a valid binding and enforceable first priority lien covering the Real Property, issued by the Chicago Title Company, or such other title company as Lender shall approve.

         3. CDA and Borrower shall execute and deliver to Lender a Collateral Security Agreement (TradeArk Membership Interest Pledge ) pledging CDA's TradeArk Interest to Lender, to be held in an escrow account, as collateral to secure payment of the obligations. Notwithstanding, Lender agrees that CDA and Borrower may sell and assign its TradeArk Interest and substitute other collateral equal to such interest, upon the approval of Boca First, which shall not be unreasonably withheld.

         4. CDA and Borrower shall execute and deliver to Lender a collateral Security Agreement (Note Pledge) pledging CDA's Maumelle Notes to Lender, to be held in an escrow account, as collateral to secure payment of the obligations.

         5. Borrower, CDA and Lender authorize the law offices of Brandon-Brown P.L. to act as escrow agent for the pledged collateral, with addresses at 900 N. Federal Highway, Suite 410, Boca Raton, Florida to hold collateral and disburse them in accordance with the terms of the Business Loan Agreement, the Promissory Note, Stock Pledge Agreement, the TradeArk Membership Interest Pledge Agreement, and the W. Maumelle Note Pledge Agreement, and any amendments thereof. Escrow Agent's duties or liabilities under these Agreements are to (a) hold the subject matter of the escrow until the parties mutually agree to its disbursement or until issuance of a court order or decision of arbitrator determining the parties' rights regarding the escrow or (b) deposit the subject matter of the escrow with the clerk of the circuit court having jurisdiction over the dispute. Upon notifying the parties of such action, Escrow Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. In any suit or arbitration in which Escrow Agent is made a party because of acting as agent hereunder or interpleads the subject matter of the escrow, Escrow Agent will recover reasonable attorneys' fees and costs at all levels, with such fees and costs to be paid from the escrowed funds or equivalent and charged and awarded as court or other costs in favor of the prevailing party. The parties agree that Escrow Agent will not be liable to any person for mis-delivery to Borrower, CDA or Lender of escrowed items, unless the mis-delivery is due to Escrow Agent's willful breach of this Contract or gross negligence.

         6. All other terms of the Note, as modified by the Modification Agreement, and all other terms of the Loan Agreement, and such other instruments (such as the Collateral Security Agreement (Stock Pledge) as may have been executed pursuant to the Loan Agreement, except as amended by this Agreement, shall hereafter remain in full force and effect. All terms of any other instruments executed by the parties hereto, except as amended by this Agreement, shall likewise hereafter remain in full force and effect.

                                         Borrower:
                                         Capitol Communities Corporation

                                         By: /s/ Michael G. Todd
                                             -------------------
                                         Name:  Michael G. Todd
                                         Title: President

                                         Mortgagor:
                                         Capitol Development of Arkansas, Inc.

                                         By: /s/ Michael G. Todd
                                             -------------------
                                         Name:  Michael G. Todd
                                         Title: President

                                         Lender:
                                         Boca First Capital LLL
                                         By: Addison Capital Group LLC,
                                         General Partner

                                         By: /s/Kenneth Richardson
                                             ---------------------
                                         Name: Kenneth Richardson
                                         Title: Manager